UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200
San Diego CA 92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant’s telephone number, including area code)

(833) 277-3247

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2021, the company entered into an exclusive technology licensing and distribution agreement for the Island of Jamaica (the “Jamaica Agreement”) with Regreen Technologies Inc. (“Regreen”), wherein Regreen has provided our company with the exclusive right to solicit, market, advertise and utilize Regreen Systems that uses Regreen multi patented technology and processes owned and developed by Regreen, in connection with waste to fluff/pellets/briquettes and additional renewable energy systems and products on the Island of Jamaica.

Additionally, the company agreed to enter into a Purchase and Sale Agreement and Repair, Maintenance and Service Agreements for the Island of Jamaica and pay Regreen a royalty equal to 3% of the dollar amount of net sales derived from Regreen-Derived Products as a result of purchase and the use of all Regreen Provided Systems. The company has agreed to pay Regreen a service maintenance and repair fee equal to 2.5% of the dollar amount of net sales derived from Regreen-Derived Products as a result of purchase and the use of all Regreen Provided Systems.

On March 5, 2021, the company entered into a sale and purchase agreement for the Country of Jamaica with Regreen.

On March 1, 2021, the company entered into an exclusive technology licensing and distribution agreement for the Province of Alberta (the “Alberta Agreement”) with Regreen, wherein Regreen has provided our company with the exclusive right to solicit, market, advertise and utilize Regreen Systems that uses Regreen multi patented technology and processes owned and developed by Regreen, in connection with waste to fluff/pellets/briquettes and additional renewable energy systems and products in the Province of Alberta, Canada.

Additionally, the company has agreed to enter into a Purchase and Sale Agreement, and Repair, Maintenance and Service Agreements for the Province of Alberta, and pay Regreen a royalty equal to 3% of the dollar amount of net sales derived from Regreen-Derived Products as a result of purchase and the use of all Regreen Provided Systems. The company agreed to pay Regreen a service maintenance and repair fee equal to 2.5% of the dollar amount of net sales derived from Regreen-Derived Products as a result of purchase and the use of all Regreen Provided Systems.

On March 5, 2021, the company entered into a sale and purchase agreement for the Province of Alberta with Regreen.

The company, through our affiliates, will seek a Bond in an amount of up to US$500 Million Dollars ($500,000,000.00) within one year, to purchase of up to 52 TPH Regreen Machines within six (6) months for each project.

Item 9.01	Financial Statements and Exhibits
10.1*	Exclusive Technology Licensing and Distribution Agreement for the Island of Jamaica dated February 24, 2021.
10.2*	Sale and Purchase Agreement for the Country of Jamaica dated March 5, 2021.
10.3*	Exclusive Technology Licensing and Distribution Agreement for the Province of Alberta dated March 1, 2021.
10.4*	Sale and Purchase Agreement for the Province of Alberta dated March 5, 2021.

*filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: March 17, 2021	By:	/s/ Kermit Harris
Kermit Harris
President

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